EXHIBIT 32.2
                                  CERTIFICATION

                       Pursuant to 18 U.S.C. Section 1350,
                             As Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


     In connection with this annual report on Form 10-KSB of Tennessee Valley Financial Holdings, Inc., I, Gerald L. Cooksey, Jr., Vice President (principal accounting and financial officer) of Tennessee Valley Financial Holdings, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Tennessee Valley Financial Holdings, Inc.

Date:  March 16, 2004              /s/ Gerald L. Cooksey, Jr.
                                  ----------------------------------------------
                                  Gerald L. Cooksey, Jr.
                                  Vice President (principal accounting and
                                  financial officer)